Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Terrence R. Curtin, Heath A. Mitts and John S. Jenkins, Jr., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign these Registration Statements on Form S-8 and any and all amendments (including post-effective amendments) and supplements to these Registration Statements or any subsequent registration statements and all amendments thereto TE Connectivity plc may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated and effective as of the 30th of September, 2024.

Signature	Title

/s/ Terrence R. Curtin	Chief Executive Officer and Director (Principal Executive Officer)
Terrence R. Curtin

/s/ Heath A. Mitts	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)
Heath A. Mitts

/s/ Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)
Robert J. Ott

/s/ Carol A. Davidson	Chairman
Carol A. Davidson

/s/ Jean-Pierre Clamadieu	Director
Jean-Pierre Clamadieu

/s/ Lynn A. Dugle	Director
Lynn A. Dugle

/s/ William A. Jeffery	Director
William A. Jeffery

/s/ Syaru Shirley Lin	Director
Syaru Shirley Lin

/s/ Abhijit Y. Talwalkar	Director
Abhijit Y. Talwalkar

/s/ Mark C. Trudeau	Director
Mark C. Trudeau

/s/ Dawn C. Willoughby	Director
Dawn. C. Willoughby

/s/ Laura H. Wright	Director
Laura H. Wright